Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Air Industries Group, a Nevada corporation (the “Company”), on Form 10-Q for the three and six months ended September 30, 2022 as filed with the Securities and Exchange Commission (the “Report”), Luciano Melluzzo, Chief Executive Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 14, 2022

/s/ Luciano Melluzzo
Luciano Melluzzo
Chief Executive Officer (Principal Executive Officer)

[A signed original of this written statement required by Section 906 has been provided to Air Industries Group and will be retained by Air Industries Group and furnished to the Securities and Exchange Commission or its staff upon request.]